Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CASI Pharmaceuticals, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-101617, 333-222043 and 333-228980) on Form S-8 and the registration statements (No. 333-80193, 333-84907, 333-76824, 333-104380, 333-110604, 333-122309, 333-133190, 333-132715, 333-151542, 333-167754, 333-182803, 333-200927, 333-214889, 333-222046, 333-222701, 333-228383 and 333-226206) on Form S-3 of CASI Pharmaceuticals, Inc. of our reports dated March 16, 2020, with respect to the consolidated balance sheets of CASI Pharmaceuticals, Inc. as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years then ended, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2019, which reports appear in the December 31, 2019 annual report on Form 10-K of CASI Pharmaceuticals, Inc.

/s/ KPMG Huazhen LLP

Beijing, China

March 16, 2020

55